EXHIBIT 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-86049) of El Paso Energy Corporation (the "Company") of our report dated February
16, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in the Company's Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Houston, Texas
October 18, 2000